SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2011

Galaxy Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 939-3254

_____________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

On October 4, 2011, Galaxy Gaming, Inc. (the “Company”) completed the acquisition (“PTG Acquisition”) of certain assets of Prime Table Games, LLC and Prime Table Games UK (collectively “PTG”), for a purchase price of $22.7 million in stock and notes payable.

Terms of the purchase included a down payment of $480,000, payable in the form of 2,000,000 shares of the Company’s common stock with the balance due in the form of two promissory notes. One of the notes is payable to Prime Table Games, LLC in the amount of $12,200,000 (USD) and the other is payable to Prime Table Games UK in the amount of £6,400,000 (GBP). At the closing of the acquisition, the parties agreed to a conversion rate of one United States Dollar is equal to 64/100 British Pound Sterling, ($1.00USD = £0.64GBP). Interest on the promissory notes was 0% in 2011. The fair value of the notes, net of the debt discount was $20,670,000. The annual rate increases to 3% in 2012 and increases at 1% per year thereafter to maximum of 9%. Payments on each of the notes are as follows:

Prime Table Games, LLC. Monthly payments are due under this note, commencing with $100,000 due on or before January 28, 2012. Subsequent payments are due on the 28th day of each month and the payment amount shall increase to $130,000 per month beginning 16 months after the closing, $160,000 per month beginning in 28 months, $190,000 per month beginning in 40 months and $220,000 beginning in 52 months until fully paid.

Prime Table Games UK. Monthly payments are due under this note, commencing with £64,000 due on or before January 28, 2012. Subsequent payments are due on the 28th day of each month and the payment amount shall increase to £76,800 per month beginning 16 months after the closing, £89,600 per month beginning in 28 months, £102,400 per month beginning in 40 months, £115,200 per month in 52 months until fully paid.

In the event future monthly revenue received by the Company from the “Assets,” as defined in the asset purchase agreement is less than 90% of the notes monthly payment due to PTG, then the note payments may, at the Company’s option, be adjusted to the higher of $100,000 per month (for the Prime Table Games LLC note) and £64,000 per month (for the Prime Table Games UK note) or 90% of the monthly revenue amount. If the Company engages in this payment adjustment election, the note shall not be deemed in default and the interest rate of the note will increase an additional 2% above the annual rate or until the standard payment schedule resumes.

The notes are collateralized by the all of the assets acquired from PTG.

(a) Financial statements of businesses acquired

The audited combined financial statements of PTG for the year ended December 31, 2010 and 2009, are filed herewith as Exhibit 99.1. The unaudited combined financial statements of PTG for the nine months ended September 30, 2011 are filed herewith as Exhibit 99.2.

(b) Pro forma financial information.

The required pro forma financial information is filed herewith as Exhibit 99.3.

Exhibit No.	Description
99.1	Audited combined financial statements of Prime Table Games, LLC and Prime Table Games UK for the years ended December 31, 2010 and 2009
99.2	Unaudited combined financial statements of Prime Table Games, LLC and Prime Table Games UK for the nine months ended September 30, 2011
99.3	Galaxy Gaming, Inc. unaudited pro forma combined financial statements as of September 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Gaming, Inc.

/s/ Robert Saucier

Robert Saucier
Chief Executive Officer

Date: August 2, 2012

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